Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces Third Quarter 2026 Financial Results

EWING, N.J. – October 28, 2026 – Universal Display Corporation (Nasdaq: OLED), a global leader in energy-efficient OLED technologies and materials, today reported financial results for the third quarter ended September 30, 2026.

“The third quarter saw important advancements across our innovation portfolio, in addition to continued momentum across the OLED ecosystem, from investments in new OLED capacity and the expansion of foldable and IT OLED products,” said Brian Millard, Chief Financial Officer of Universal Display Corporation. “During the quarter, we introduced OLEDX, advanced our phosphorescent blue program, expanded our AI-enabled materials discovery capabilities, and achieved a key commercialization milestone with the launch of UVJC’s first equipment platform. As OLED adoption broadens across new products, applications and form factors, we see the industry becoming increasingly focused on higher performance, greater power efficiency and enhanced user experiences. These evolving requirements align with our innovation strategy and reinforce our confidence in the long-term opportunities for our technologies and the value we believe they can create for customers and shareholders.”

Financial Highlights for the Third Quarter of 2026

•
Total revenue in the third quarter of 2026 was $160.4 million as compared to $139.6 million in the third quarter of 2025.
•
Revenue from material sales was $79.7 million in the third quarter of 2026 as compared to $82.6 million in the third quarter of 2025. The decrease was primarily due to changes in customer mix and a $4.8 million unfavorable period-over-period change in the cumulative catch-up adjustment, primarily attributable to material fees, partially offset by higher unit material volume.
•
Revenue from royalty and license fees was $75.5 million in the third quarter of 2026 as compared to $53.3 million in the third quarter of 2025. The increase was primarily the result of higher unit material volume, changes in customer mix and a $9.5 million out-of-period adjustment that reduced prior-year royalty and license fees revenue.
•
Cost of material sales was $39.6 million in the third quarter of 2026 as compared to $32.8 million in the third quarter of 2025.
•
Total gross margin was 73% in the third quarter of 2026 as compared to 75% in the third quarter of 2025.
•
Operating income was $53.7 million in the third quarter of 2026 as compared to $43.1 million in the third quarter of 2025.
•
Other income, net was $37.3 million in the third quarter of 2026 as compared to $952,000 in the third quarter of 2025, primarily due to a $28.9 million gain related to a UDC Ventures investment, and a $7.2 million foreign currency gain on a tax receivable denominated in Korean won.
•
The effective income tax rate was 20.4% in the third quarter of 2026 as compared to 18.7% in the third quarter of 2025.
•
Net income was $78.9 million or $1.72 per diluted share in the third quarter of 2026 as compared to $44.0 million or $0.92 per diluted share in the third quarter of 2025.
•
Non-GAAP adjusted net income, which excludes the $28.9 million gain on the UDC Ventures investment and the related income tax expense, was $56.2 million or $1.23 per diluted share in the third quarter of 2026.

Revenue Comparison

($ in thousands)	Three Months Ended September 30,
	2026	2025
Material sales	$79,709	$82,634
Royalty and license fees	75,495	53,317
Contract research services	5,228	3,662
Total revenue	$160,432	$139,613

Cost of Materials Comparison

($ in thousands)	Three Months Ended September 30,
	2026	2025
Material sales	$79,709	$82,634
Cost of material sales	39,588	32,817
Gross margin on material sales	40,121	49,817
Gross margin as a % of material sales	50%	60%

Financial Highlights for the First Nine Months of 2026

•
Total revenue in the first nine months of 2026 was $454.8 million as compared to $477.7 million in the first nine months of 2025.
•
Revenue from material sales was $229.6 million in the first nine months of 2026 as compared to $257.4 million in the first nine months of 2025. The decrease was primarily due to changes in customer mix, an $8.5 million unfavorable period-over-period change in the cumulative catch-up adjustment for material sales and lower unit material volume. The $8.5 million unfavorable period-over-period change in the cumulative catch-up adjustment was primarily attributable to product mix changes forecasted over the respective remaining lives of certain customer contracts.
•
Revenue from royalty and license fees was $210.9 million in the first nine months of 2026 as compared to $202.6 million in the first nine months of 2025. The increase was primarily the result of an $11.1 million favorable period-over-period change in the cumulative catch-up adjustment for royalty and license fees and a $7.1 million out-of-period adjustment that reduced prior-year royalty and license fees revenue, partially offset by lower unit material volume and changes in customer mix. The $11.1 million favorable period-over-period change in the cumulative catch-up adjustment was primarily attributable to an increase in the average royalty and license fees price per gram due to lower anticipated demand from certain customers over the respective remaining lives of their contracts.
•
Cost of material sales was $106.0 million in the first nine months of 2026 as compared to $100.9 million in the first nine months of 2025.

•
Total gross margin was 74% in the first nine months of 2026 as compared to 76% in the first nine months of 2025.
•
Operating income was $150.1 million in the first nine months of 2026 as compared to $181.3 million in the first nine months of 2025.
•
Other income, net was $30.0 million in the first nine months of 2026 as compared to $6.9 million in the first nine months of 2025, primarily due to a $28.9 million gain related to a UDC Ventures investment.
•
The effective income tax rate was 20.1% in the first nine months of 2026 as compared to 19.4% in the first nine months of 2025.
•
Net income was $164.3 million or $3.52 per diluted share in the first nine months of 2026 as compared to $175.7 million or $3.68 per diluted share in the first nine months of 2025.
•
Non-GAAP adjusted net income, which excludes the $28.9 million gain on the UDC Ventures investment and the related income tax expense, was $141.5 million or $3.04 per diluted share in the first nine months of 2026.

Revenue Comparison

($ in thousands)	Nine Months Ended September 30,
	2026	2025
Material sales	$229,649	$257,439
Royalty and license fees	210,917	202,553
Contract research services	14,234	17,692
Total revenue	$454,800	$477,684

Cost of Materials Comparison

($ in thousands)	Nine Months Ended September 30,
	2026	2025
Material sales	$229,649	$257,439
Cost of material sales	105,996	100,920
Gross margin on material sales	123,653	156,519
Gross margin as a % of material sales	54%	61%

2026 Guidance

The Company continues to believe that its 2026 revenue will be around the lower end of its previous guidance range of $630 million to $670 million.

Dividend

The Company also announced a fourth-quarter 2026 cash dividend of $0.50 per share on its common stock, payable on December 31, 2026 to all shareholders of record as of the close of business on December 17, 2026.

Share Repurchases

The Company repurchased 963,333 shares of its common stock for $78.8 million during the three months ended September 30, 2026, and 2,127,217 shares of its common stock for $192.9 million during the nine months ended September 30, 2026. These repurchases included the completion of the $100 million program that commenced in April 2025, as well as purchases under the additional $400 million program authorized by the Board of Directors in April 2026.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Wednesday, October 28, 2026 at 5:00 p.m. Eastern Time. The live webcast can be accessed on the events page of the Company’s Investor Relations website at ir.oled.com. To participate in the live call, dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 7,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93,447	$138,353
Short-term investments	340,020	464,004
Accounts receivable	89,177	119,953
Inventory	236,867	240,912
Other current assets	140,765	123,836
Total current assets	900,276	1,087,058
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $212,381 and $189,326	206,949	214,947
ACQUIRED TECHNOLOGY, net of accumulated amortization of $234,033 and $220,392	93,142	56,783
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $14,308 and $13,269	2,980	4,019
GOODWILL	15,535	15,535
INVESTMENTS	469,611	377,034
DEFERRED INCOME TAXES	76,414	79,454
OTHER ASSETS	113,504	128,932
TOTAL ASSETS	$1,878,411	$1,963,762
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,570	$23,344
Accrued expenses	52,839	52,564
Deferred revenue	35,013	21,011
Other current liabilities	12,680	11,094
Total current liabilities	119,102	108,013
DEFERRED REVENUE	3,087	1,943
RETIREMENT PLAN BENEFIT LIABILITY	57,421	56,541
OTHER LIABILITIES	33,300	36,246
Total liabilities	212,910	202,743
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,063,673 and 48,916,606 shares issued, and 45,279,598 and 47,259,748 shares outstanding, at September 30, 2026 and December 31, 2025, respectively	491	489
Additional paid-in capital	757,577	744,692
Retained earnings	1,184,481	1,090,479
Accumulated other comprehensive (loss) income	(6,969)	781
Treasury stock, at cost (3,784,075 and 1,656,858 shares at September 30, 2026 and December 31, 2025)	(270,081)	(75,424)
Total shareholders’ equity	1,665,501	1,761,019
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,878,411	$1,963,762

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE:
Material sales	$79,709	$82,634	$229,649	$257,439
Royalty and license fees	75,495	53,317	210,917	202,553
Contract research services	5,228	3,662	14,234	17,692
Total revenue	160,432	139,613	454,800	477,684
COST OF SALES	43,077	35,491	115,988	112,828
Gross margin	117,355	104,122	338,812	364,856
OPERATING EXPENSES:
Research and development	36,347	36,336	106,567	107,594
Selling, general and administrative	20,892	18,039	59,489	55,493
Amortization of acquired technology and other intangible assets	3,372	4,553	14,679	13,646
Patent costs	2,795	1,886	7,520	6,380
Royalty and license expense	244	170	453	401
Total operating expenses	63,650	60,984	188,708	183,514
OPERATING INCOME	53,705	43,138	150,104	181,342
Interest income, net	8,196	10,046	25,388	29,883
Other income, net	37,268	952	29,974	6,905
Interest and other income, net	45,464	10,998	55,362	36,788
INCOME BEFORE INCOME TAXES	99,169	54,136	205,466	218,130
INCOME TAX EXPENSE	(20,223)	(10,111)	(41,203)	(42,397)
NET INCOME	$78,946	$44,025	$164,263	$175,733
NET INCOME PER COMMON SHARE:
BASIC	$1.73	$0.93	$3.53	$3.69
DILUTED	$1.72	$0.92	$3.52	$3.68
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	45,750,957	47,554,970	46,539,543	47,571,930
DILUTED	45,787,266	47,676,500	46,605,686	47,681,477
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.45	$1.50	$1.35

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$164,263	$175,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,228	20,932
Amortization of intangibles	14,679	13,646
Investment gains, net	(26,360)	(6,630)
Impairment of minority investments	415	—
Stock-based compensation	18,857	22,888
Deferred income tax expense	5,488	977
Retirement plan expense, net of benefit payments	898	1,271
Decrease (increase) in assets:
Accounts receivable	30,776	39,434
Inventory	4,045	(29,683)
Other current assets	(26,929)	(36,928)
Other assets	15,428	(12,364)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(1,931)	304
Other current liabilities	(920)	(2,406)
Deferred revenue	15,146	(8,763)
Other liabilities	(3,025)	1,270
Net cash provided by operating activities	234,058	179,681
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,507)	(40,383)
Purchase of intangibles	(40,000)	—
Purchases of investments	(307,336)	(319,593)
Proceeds from sale and maturity of investments	354,483	275,000
Net cash used in investing activities	(10,360)	(84,976)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,515	1,617
Repurchases of common stock, inclusive of excise tax	(192,960)	—
Payment of withholding taxes related to stock-based compensation to employees	(7,786)	(9,470)
Cash dividends paid	(69,373)	(64,223)
Net cash used in financing activities	(268,604)	(72,076)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(44,906)	22,629
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	138,353	98,980
CASH AND CASH EQUIVALENTS, END OF PERIOD	$93,447	$121,609
SUPPLEMENTAL DISCLOSURES:
Unrealized (loss) gain on available-for-sale securities	$(10,205)	$1,789
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accrued dividends included in other current liabilities and other liabilities	888	537
Net change in repurchases of common stock, inclusive of excise tax, included in other current liabilities	1,697	—
Net change in accounts payable and accrued expenses related to purchases of property and equipment	2,315	4,888
Cash paid for income taxes, net of refunds	3,207	53,995

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income reconciliation
Net income	$78,946	$44,025	$164,263	$175,733
Net income per share:
Basic	$1.73	$0.93	$3.53	$3.69
Diluted	$1.72	$0.92	$3.52	$3.68
Net income adjustments:
UDC Ventures investment gain	(28,914)	—	(28,914)	—
Income tax expense (1)	6,141	—	6,141	—
Non-GAAP adjusted net income	$56,173	$44,025	$141,490	$175,733

Non-GAAP adjusted net income per share:
Basic	$1.23	$0.93	$3.04	$3.69
Diluted	$1.23	$0.92	$3.04	$3.68
Weighted average shares used in computing net income per share and non-GAAP adjusted net income per share:
Basic	45,750,957	47,554,970	46,539,543	47,571,930
Diluted	45,787,266	47,676,500	46,605,686	47,681,477

(1) The Company’s non-GAAP tax provision uses a projected tax rate of 21.2% for the three and nine months ended September 30, 2026, which currently reflects available information and could be subject to change.

Non-GAAP Measures

To supplement the selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures. These non-GAAP measures include adjusted net income and adjusted net income per common share, both basic and diluted.

Each of these non-GAAP measures excludes the effects of the increase in the carrying value of the Company’s minority equity investment and related income tax expense. The Company has provided these non-GAAP measures, which it believes more accurately reflect the operating performance of its ongoing business, to enhance investors’ understanding of current financial performance and period-to-period comparisons. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.